                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.__  )
Filed by the Registrant   [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             ALPHA INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)    Title of each class of securities to which transaction applies:

           Common Stock, $.25 par value
           ---------------------------------------------------------------------
     2)    Aggregate number of securities to which transaction applies:

           9,754,439
           ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           N/A
           ---------------------------------------------------------------------
     4)    Proposed maximum aggregate value of transaction:

           N/A
           ---------------------------------------------------------------------
     5)    Total fee paid:

           $ 125.00
           ---------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)    Amount Previously Paid:

           N/A
           ---------------------------------------------------------------------
     2)    Form, Schedule or Registration Statement No.:

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     3)    Filing Party:

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     4)    Date Filed:

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
                           [ALPHA LOGO APPEARS HERE]

                             ALPHA INDUSTRIES, INC.

                  Notice of Annual Meeting of Stockholders of
             Alpha Industries, Inc. to be held on September 9, 1996

The Annual Meeting of Stockholders of ALPHA INDUSTRIES, INC. (the "Company") will be held on Monday, September 9, 1996, at 2:00 p.m. at the Wyndham Garden Hotel, 30 Wheeler Road, Burlington, Massachusetts for the following purposes:

1. To elect two Class 1 directors, each to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2. To consider and act upon a proposal to approve the Alpha Industries, Inc. 1996 Long-Term Incentive Plan; and

3. To consider and act upon any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed July 18, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

You are cordially invited to attend the Meeting.

                            By Order of the Board of Directors



                            DONALD E. PAULSON, Secretary


Boston, Massachusetts
July 31, 1996



                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the accompanying form of proxy, so that if you are unable to attend the Annual Meeting your shares may nevertheless be voted.

                             ALPHA INDUSTRIES, INC.
                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 1996


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alpha Industries, Inc., a Delaware corporation with its executive offices at 20 Sylvan Road, Woburn, Massachusetts 01801 (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, September 9, 1996, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about July 31, 1996. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

Only holders of Common Stock of the Company of record on its books at the close of business on July 18, 1996 will be entitled to receive notice of, and to vote at, the Meeting. As of such date, there were issued and outstanding 9,754,439 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock and may vote such shares either in person or by proxy.

The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of each of the nominees as a director and for approval of the 1996 Long-Term Incentive Plan.
If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending in person and voting at the Meeting.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

The Company's Certificate of Incorporation, as amended, and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a three-year term of office. The term of one class expires each year. The terms of two directors, Mr. Martin J. Reid and Mr. Sidney Topol, expire at the Meeting. Mr. Reid resigned as President and Chief Executive Officer of the Company in July 1996, but he remained on the Board and is expected to assume a new role advising the Company and the Board on business and strategic matters. Mr. Reid and Mr. Topol have been renominated as Class 1 directors to hold office until the 1999 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

It is the intention of the persons named as proxies to vote for the election of each of the two nominees as a Class 1 director. In the unanticipated event that a nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitute, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

The following table sets forth certain information with respect to the nominees, including the year in which each nominee's term would expire, if elected, and with respect to each of the two classes of directors whose terms will continue after the Meeting.

The nominees for Class 1 director are indicated by asterisks.


                                                                                                        Year Term
                                  Principal Occupation,                                                  Expires,
                                  Business Experience                                       Director    If Elected,
Name                         Age  and Other Directorships                                     Since      and Class
- ----                         ---  -----------------------                                   --------    -----------
George S. Kariotis (1)....    73  Chairman of the Board and Director of the Company.           1962         1998
                                                                                                           Class 3

Arthur Pappas.............    60  Founder of Datel Systems, Inc., a manufacturer               1988         1997
                                  of data conversion products, Power General                               Class 2
                                  Corporation, a manufacturer of switching power
                                  supplies, and Metra-Byte Corporation, a manufacturer
                                  of measurement and control products for personal computers.

*Martin J. Reid (2).......    55  Former President and Chief Executive Officer of              1985         1999
                                  the Company.                                                             Class 1


Raymond Shamie (3)........    75  Former President, Shamie Management Corporation, an          1985         1997
                                  investment management and consulting company.                            Class 2

*Sidney Topol (4).........    71  Director of Scientific-Atlanta, Inc., a manufacturer         1992         1999
                                  of satellite communications and cable television                         Class 1
                                  equipment, Director of Wandel and Golterman
                                  Technologies, Inc., a manufacturer of test
                                  instruments, and President of The Topol Group Inc.,
                                  a consulting company.

Charles A. Zraket (5).....    72  Trustee of the MITRE Corporation,                            1995         1998
                                  Northeastern University, Beth Israel Hospital,                           Class 3
                                  the Hudson Institute and Chairman of the Computer
                                  Museum in Boston.  Director of  Wyman-Gordon Corporation.


(1) Mr. Kariotis was Chairman of the Board and Chief Executive Officer from 1962 when the Company was founded until 1978. From 1979 to 1983, Mr. Kariotis was the Secretary of Manpower Development and Economic Affairs for the Commonwealth of Massachusetts. He was re-elected Chairman of the Board in 1983 and Chief Executive Officer in 1985. Mr. Kariotis resigned as Chief Executive Officer in July 1986 while he campaigned for public office. He was re-elected Chief Executive Officer in November 1986 and served in that capacity until May 1991.

(2) Mr. Reid resigned as President and Chief Executive Officer of the Company in July 1996, but he remained on the Board of Directors and is expected to assume a new role advising the Company and the Board on business and
     strategic matters.   From 1975 to 1981, Mr. Reid was a Vice President of
     the Company, and from 1981 to 1985 he was a Senior Vice President of the Company. Mr. Reid was elected President and Chief Operating Officer in 1985 and was elected acting Chief Executive Officer in July 1986. He relinquished that position and resumed his position as Chief Operating Officer in November 1986. Mr. Reid was promoted to the position of Chief Executive Officer in 1991.

(3) Mr. Shamie was President of Shamie Management Corporation from 1986 to 1995. Prior to 1986, Mr. Shamie was Chairman of the Board and Chief Executive Officer of Metal Bellows Corporation.

(4) Mr. Topol was President of Scientific-Atlanta, Inc. from 1971 to 1983, Chief Executive Officer from 1975 to 1987 and Chairman of the Board from 1978 to 1990. Prior to 1971, Mr. Topol held various executive positions with Raytheon Company.

(5) From 1958 until 1990, Dr. Zraket was employed in various capacities, most recently as President and Chief Executive Officer, by the MITRE Corporation.

Meetings of the Board of Directors

During the fiscal year ended March 31, 1996, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of committees of which they were members.

During the fiscal year ended March 31, 1996, the Audit Committee of the Board of Directors, currently composed of Mr. Pappas and Mr. Zraket, held two meetings. The functions performed by the Audit Committee included recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of the proposed audit, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

The Board of Directors also has a Compensation Committee, currently composed of Mr. Topol and Mr. Shamie. The Compensation Committee held three meetings during the fiscal year ended March 31, 1996. The functions of the Compensation Committee included making recommendations to the Board of Directors concerning executive compensation, incentive compensation and incentive plans for key employees.

The Board of Directors does not have a nominating committee. Changes in directors are considered by the Board of Directors as a whole.

Securities Beneficially Owned by Certain Persons

On July 18, 1996, there were 9,754,439 issued and outstanding shares of Common Stock of the Company.

The following table sets forth the beneficial holdings of the Company's Common Stock as of July 18, 1996 of each of the directors of the Company, each of the executive officers named under the heading "Executive Compensation," below, all directors and executive officers as a group and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock, based on information received from or on behalf of the persons named. Unless noted otherwise, the beneficial owners have sole voting and investment power with respect to the shares listed.


                                             Amount and Nature
                                               of Beneficial    Percent
Name of Beneficial Owner                         Ownership     of Class
- ------------------------                         ---------     ---------

George S. Kariotis (2)............................   4,759        (1)
Arthur Pappas (3).................................   2,000        (1)
Raymond Shamie (3)................................   2,000        (1)
Sidney Topol (3)..................................  18,000        (1)
Charles A. Zraket (4).............................   1,000        (1)
Thomas C. Leonard (5)...........................    80,985        (1)
David J. Aldrich (6)............................     6,215        (1)
Martin J. Reid (7)..............................   267,077       2.7%
P. Daniel Gallagher (8).........................    99,362       1.0%
Joseph J. Alberici (9)..........................    75,777        (1)
Executive Officers and Directors................   575,527       5.9%
 as a group(12 persons)(10)
Harvey Kaylie and Gloria W. Kaylie (11)......... 1,541,200      15.8%
   13 Neptune Avenue, Brooklyn NY 11235

Westfield Capital Management Company, Inc. (12)... 927,300       9.5%
   One Financial Center, Boston MA 02111


(1)  Less than one percent.


(2) Includes 3,591 shares allocated to Mr. Kariotis's account under the Company's Savings and Retirement Plan (hereafter referred to as the "S & R Plan") as to which he has voting power.

(3) Includes 2,000 shares subject to currently exercisable stock options issued to each of Mr. Pappas, Mr. Shamie and Mr. Topol under the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

(4) Includes 1,000 shares subject to currently exercisable stock options issued to Mr. Zraket under the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

(5) Includes 6,557 shares held by Mr. Leonard jointly with his wife, 116 shares allocated to his account under the Company's S & R Plan as to which he has voting power and 60,000 shares subject to currently exercisable stock options.

(6) Includes 6,000 shares subject to currently exercisable stock options held by Mr. Aldrich.

(7) Includes 9,037 shares held by Mr. Reid's wife, 26,142 shares held jointly with his wife, 5,872 shares allocated to his account under the Company's S & R Plan as to which he has voting power and 220,000 shares subject to currently exercisable stock options.

(8) Includes 385 shares allocated to Mr. Gallagher's account under the Company's S & R Plan as to which he has voting power and 98,400 shares subject to currently exercisable stock options.

(9) Includes 4,045 shares held by Mr. Alberici jointly with his wife, 328 shares allocated to his account under the Company's S & R Plan as to which he has voting power and 63,100 shares subject to currently exercisable stock options.

(10) Includes 11,534 shares allocated to certain officers under the Company's S & R Plan as to which such officers have voting power and 461,800 shares subject to currently exercisable stock options.

(11) As reported in a Schedule 13D, as amended, dated September 19, 1990, Scientific Components Corporation ("Scientific"), as of September 19, 1990, was the record and beneficial owner of 1,508,300 shares of the Company's Common Stock (representing 15.5% of the shares outstanding), and the pension and profit sharing plans of Scientific were the record and beneficial owners of 32,900 shares (representing 0.3% of the shares outstanding). Harvey Kaylie and his wife, Gloria W. Kaylie, are each directors, officers and principal stockholders of Scientific and trustees of the pension and profit sharing plans, and may be deemed to be the beneficial owners of the shares held of record by Scientific and its pension and profit sharing plans. Mr. and Mrs. Kaylie have shared power to vote and dispose of all of the aforementioned shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(12)  As reported in a Schedule 13G dated January 5, 1996.

Executive Compensation

The following Summary Compensation Table sets forth the compensation of the Chief Executive Officer and each of the five most highly compensated executive officers of the Company for each of the Company's last three fiscal years. Information with respect to certain of the executive officers does not appear for all three fiscal years because such officers were not executive officers during all such fiscal years. All of the executive officers listed in the Table are collectively referred to as the "Named Executive Officers".


                                                    Summary Compensation Table

                                   Annual Compensation        Long-Term Compensation
                                   -------------------                Awards
                                                                      ------
                                                              Securities        Long-Term
Name and                   Fiscal               Incentive     Underlying        Incentive       All Other
Principal                   Year               Compensation     Options        Plan Payouts   Compensation
Position                    Ended   Salary($)        ($) (1)       (#) (2)         ($)           ($) (3)
- ---------                  -------  --------   ------------   -----------       -----------      -------

George S. Kariotis         3/31/96  $ 50,962             --            --         $2,715(4)      $   123
Chairman of the Board       4/2/95    51,923             --            --          1,472(4)          637
and Director                4/3/94   100,000             --            --            641(4)          764

Thomas C. Leonard (5)      3/31/96  $160,577             --            --             --         $ 1,633
President and Chief         4/2/95   146,577        $15,000            --             --             888
Executive Officer           4/3/94   140,608             --            --             --             872

David J. Aldrich (6)       3/31/96  $135,577             --        35,000             --         $ 1,883
Vice President,             4/2/95    10,000             --        30,000             --              29
Chief Financial Officer         --        --             --            --             --              --
and Treasurer

Martin J. Reid (7)         3/31/96  $264,615             --            --             --         $ 5,646
Director and Former         4/2/95   212,938        $50,000        20,000             --           2,508
 President and Chief        4/3/94   204,308             --            --             --           2,280
Executive Officer

P. Daniel Gallagher (8)    3/31/96  $172,544             --            --             --         $ 2,500
Former Vice President       4/2/95   162,672        $15,000            --             --           1,536
                            4/3/94   156,295             --            --             --           1,731

Joseph J. Alberici (9)     3/31/96  $161,492             --            --             --         $ 2,563
Former Vice President       4/2/95   147,308             --            --             --             899
and President of            4/3/94   138,462        $27,000            --             --             867
Trans-Tech, Inc.

- ---------------------------------


(1) Payments to the Named Executive Officers under the Alpha Incentive Compensation Program is based on a system of incentive compensation for superior performance as determined by the Compensation Committee.

(2) Options granted under the 1986 Long-Term Incentive Plan (the "1986 Plan"), except for 35,000 options that were granted to Mr. Aldrich under the 1996 Plan, subject to stockholder approval of that Plan, in fiscal 1997 for fiscal 1996 performance.

(3) Represents premiums paid by the Company for various term life and whole life insurance policies for the Named Executive Officers and the Company's contributions in fiscal 1995 and 1994 to the employee's account (except Mr. Aldrich) under the Company's 401(k) plan that was merged with the Company's ESOP into the S & R Plan at March 31, 1995. The Company's contribution to the S & R Plan for fiscal 1996 was accrued and included above, but was not distributed until fiscal 1997.

(4) Mr. Kariotis received distributions of Common Stock from the Company's S & R Plan of 203 shares during fiscal 1996 and

     1995, and 205 shares in fiscal 1994.

(5) Mr. Leonard became an executive officer of the Company on July 14, 1994. Following the resignation of Mr. Reid on July 16, 1996, he was elected as President and Chief Executive Officer of the Company.

(6)  Mr. Aldrich joined the Company on February 27, 1995.

(7) Mr. Reid resigned as President and Chief Executive Officer on July 16, 1996. He is receiving salary continuation for two years pursuant to an employment agreement.

(8) Mr. Gallagher's employment with the Company terminated after the end of the fiscal year. He is receiving salary continuation for two years (subject to reduction in the event that he acquires new employment) pursuant to an employment agreement.

(9) Mr. Alberici's employment with the Company terminated after the end of the fiscal year. He is receiving salary continuation for two years (subject to reduction in the event that he acquires new employment) pursuant to an employment agreement.


The following table sets forth certain information with respect to option grants to the Named Executive Officers during the fiscal year ended March 31, 1996.


                                 Option Grants in Last Fiscal Year
                                       Individual Grants
                       --------------------------------------------------
                       Number of                                             Potential Realizable
                       Securities     % of Total                              Value at Assumed
                       Underlying      Options      Exercise                Annual Rates of Stock
                        Options       Granted to     or Base                Price Appreciation for
                        Granted       Employees in    Price     Expiration      Option Term (2)
Name                    (#) (1)       Fiscal Year     ($/Sh)       Date       5%($)       10%($)
- ----                   ---------     -------------   --------   ----------   -------     --------
George S. Kariotis....          --             --         --           --          --          --
Thomas C. Leonard.....          --             --         --           --          --          --
David J. Aldrich (3)..      10,000            8.7%    $12.25      5/18/00    $ 77,000    $195,200
Martin J. Reid........      20,000           17.3%    $12.25      5/18/00    $154,000    $390,400
P. Daniel Gallagher...          --             --         --           --          --          --
Joseph J. Alberici....          --             --         --           --          --          --

(1) The options were granted under the 1986 Plan, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant provided the holder of the option remains employed by the Company. Options may not be exercised beyond 90 days after the holder ceases to be employed by the Company, except in the event of termination by reason of death, retirement or permanent disability, in which event the option may be exercised for up to one year following termination.

(2)  The assumed rates are compounded annually for the full term of the options.

(3) Subsequent to the fiscal year end, the Company granted options to Mr. Aldrich, subject to stockholder approval of the 1996 Plan, to purchase 35,000 shares of Common Stock at an exercise price of $9.375 per share.

The following table sets forth certain information with respect to the exercise of options and the aggregated number and value of options exercisable and unexercisable by the Named Executive Officers as of March 31, 1996.


                                          Aggregated Option Exercises in Last Fiscal Year
                                                 and Fiscal Year End Option Values


                                                   Number of Securities
                                                         Underlying            Value of Unexercised
                                                   Unexercised Options at     In-The-Money Options at
                          Shares                    March 31, 1996 (#)(1)       March 31, 1996($)(1)
                       Acquired on      Value      ----------------------     -------------------------
                         Exercise     Realized
                            (#)          ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
                       -------------  ----------  ---------- -------------- ------------- -------------


George S. Kariotis               --          --           --             --            --            --

Thomas C. Leonard                --          --       53,000         22,000    $  326,688      $133,625
David J. Aldrich                 --          --        4,000         26,000            --            --
Martin J. Reid               20,000    $168,750      190,000         40,000    $1,170,625      $118,750
P. Daniel Gallagher          10,000    $ 74,375       82,400         16,000    $  503,850      $ 95,000
Joseph J. Alberici               --          --       52,000         17,000    $  318,000      $102,062
- -------------------

(1) The options were granted under the 1986 Plan. See Note 1 to the previous table.

Long-Term Compensation Plan

The Company's Long-Term Compensation Plan (the "Long-Term Compensation Plan") is a non-qualified supplemental executive retirement plan (SERP) providing deferred compensation for senior executives designated by the Compensation Committee.
The following table illustrates the approximate level of benefits payable to a participant under the Long-Term Compensation Plan who retires at age 65 and receives his or her benefit in the form of a single life annuity. The amounts shown do not reflect any reduction for Offset Amounts, as defined below.


                       Pension Plan Table

Highest 12 Months       Years of Service
Base Pay During      --------------------------------------------
Final 36 Months        1        5       10     15 or more
- ----------------     ------  -------  -------  ----------
     $100,000        $3,333  $16,667  $33,333    $ 50,000
     $150,000        $5,000  $25,000  $50,000    $ 75,000
     $200,000        $6,667  $33,333  $66,667    $100,000
     $250,000        $8,333  $41,667  $83,333    $125,000

The benefit payable under the Long-Term Compensation Plan is based upon a straight life annuity beginning at age 65 equal to 50% of a participant's regular base pay during the highest 12 consecutive months within the 36 month period immediately preceding the participant's retirement. The benefit is ratably reduced if the participant retires with less than 15 Years of Service as a full time employee following October 1, 1990 or retires prior to age 65. The cash benefit payable to a participant is offset by the sum of (i) certain matching Company contributions to the S & R Plan and (ii) 50% of the value of an annuity which could be purchased using the gain from exercised stock options or, in certain cases, stock options which are then exercisable, which have been designated by the Compensation Committee as options to be offset (the "Offset Amounts"). The cash benefit is not subject to offset for social security benefits.

If a participant elects to retire before age 65 and to begin receiving benefits immediately, or if a participant elects a joint and survivor benefit, the amount of the benefit is actuarially adjusted. Alternatively, the participant may elect to take a lump sum distribution of an actuarially equivalent amount. If a participant dies prior to retirement, his or her beneficiary is entitled to a ten year annuity at a rate equal to 25% of the participant's base pay, less the value of the Offset Amounts.

During the fiscal year ended March 31, 1996, five of the Named Executive Officers participated in the Long-Term Compensation Plan: Mr. Leonard, Mr. Aldrich, Mr. Reid, Mr. Gallagher and Mr. Alberici. The compensation amounts that would have been included in base compensation for purposes of calculating the benefit under the Long-Term Compensation Plan were: Mr. Leonard -$160,577; Mr. Aldrich - $135,577; Mr. Reid - $264,615; Mr. Gallagher - $172,544; Mr.
Alberici - $161,492. At year end, Mr. Reid and Mr. Gallagher each had five Years of Service under the Long-Term Compensation Plan, Mr. Alberici and Mr. Leonard had one year, and Mr. Aldrich had less than one year.

Executive Compensation Plan

The Company's Executive Compensation Plan (the "Executive Compensation Plan") is an unfunded, non-qualified deferred compensation plan for the purpose of providing deferred compensation for selected management employees. Participants may elect to defer a portion of their compensation, and the Company, in its sole discretion, may make additional contributions to the account of a participant on such terms as the Company specifies. All deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid.

A participant elects the date at which the deferrals and vested Company contributions will be paid to the participant. Special rules are provided for distributions in the case of a participant's death or disability, a change in control of the Company, early retirement, or in the event of unforeseen emergencies, all as defined in the Executive Compensation Plan. During the fiscal year ended March 31, 1996, Mr. Aldrich, Mr. Reid and Mr. Alberici participated in the Executive Compensation Plan. The Company did not make any discretionary contributions to their accounts for fiscal 1996.

Employment Agreements

The Company has an employment agreement with Mr. Kariotis with a term ending on September 30, 1996, and providing for a base salary of $200,000, subject to increase at the discretion of the Board of Directors. However, Mr. Kariotis voluntarily accepted a lower salary of $100,000 from October 1, 1990 to March 31, 1994 and a salary of $50,000 commencing April 1, 1994. The Company has an employment agreement with Mr. Leonard with a term ending on September 30, 1996, and providing for an annual salary of $140,400, subject to increase by the Company.

The Company has provided for salary continuation for the Named Executive Officers generally for a period of two years following termination of employment for any reason other than termination for cause, subject to adjustment in the event the executive officer secures other employment. The employment agreements provide that any options then held by such terminated executive officers, whether or not by their terms then exercisable, shall become immediately exercisable for a period of 90 days following the termination date. The employment agreements also provide that if the executive officer is terminated for any reason within 24 months of a change in control of the Company, the executive officer shall be entitled to receive a severance payment generally equal to twice the executive officer's annual compensation for the 12 month period prior to the change in control, subject to certain adjustments. Furthermore, options granted to executive officers generally provide for immediate vesting upon a change in control of the Company. Messrs. Reid, Gallagher and Alberici are each receiving salary continuation as described in this paragraph, under agreements that were in force at the time of their employment termination.

Compensation of Directors

Directors who are not employees of the Company are paid a quarterly retainer of $2,125 plus an additional $1,000 for each full-day meeting (including committee meetings) attended. Directors who are committee chairmen receive an additional quarterly retainer of $250.

Following the Annual Meeting of Stockholders held on September 12, 1994, each director was granted a stock option to acquire 5,000 shares of the Company's Common Stock pursuant to the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors adopted by the stockholders at that Annual Meeting. In addition, each new non-employee director shall receive an option to acquire 5,000 shares of Common Stock immediately following the Company's Annual Meeting of Stockholders at which said director is first elected by the stockholders or which first follows his appointment by the Board of Directors.

In August 1992, the Company entered into a consulting arrangement with Mr. Topol pursuant to which Mr. Topol will provide consulting services to the Company in return for a fee of $7,000 per quarter. The Company expects to enter into a consulting arrangement with Mr. Reid under which he will be paid for his services, but the terms of the arrangement have not yet been finalized.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Mr. Topol and Mr. Shamie. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. See "Compensation Committee Report on Executive Compensation."

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors, which is composed of two non-employee directors, is responsible for developing and making recommendations to the Company with respect to policies for executive officer compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

In the past, the Company has entered into multi-year employment agreements with its executives, which provided the executive a specified salary and position and participation in specified executive benefit plans, as well as providing for salary continuation in the event of termination after a change in control or termination without cause. The Committee now recommends, and is putting in place, severance agreements for the executives, which will not guarantee salary, position or benefits, but will only provide salary continuation in the event of a termination after a change in control or termination without cause.

The objective of the Compensation Committee in determining the type and amount of executive compensation is to provide a level of compensation that allows the Company to attract and retain superior talent, to achieve its business objectives, and to align the financial interests of the executive officers with the stockholders of the Company. The elements of compensation for the executives are base salary, short-term cash incentives, long-term stock-based incentives, and retirement plans.

Compensation for the Company's Chief Executive Officer and the other executives, including salary and short and long-term incentives, is established at levels that are competitive with the compensation of comparable executives in similar companies. The Committee periodically commissions Watson Wyatt Worldwide to prepare studies on executive compensation in comparable high technology and manufacturing companies, especially those located in the Greater Boston area and the east coast of the United States. Based on these studies, the Committee establishes base salaries, expected short-term incentive compensation and long-term incentive compensation so as to set the combined value at or near the median of the range indicated by the study. In establishing individual compensation, the Committee also considers the individual experience and performance of the executive, as well as the performance of the Company. The Compensation Committee also relies on the recommendations of the Chief Executive Officer for determining the salaries for the other executives.

Short-term incentive compensation for each executive is established annually by the Committee, by tying a percentage of each executive's total cash compensation to the accomplishment of specific financial objectives for the Company and for each division. A comparable program is established annually by management for non-executive employees with significant responsibility for results. Because Company financial results for fiscal 1996 were below the lowest threshold established for payment of incentive compensation to the executives, no incentive compensation will be paid to any executive with respect to fiscal 1996. See "Summary Compensation Table", above.

Long-term, stock-based incentive compensation has been provided under the 1986 Long-Term Incentive Plan (the "1986 Plan"). The 1986 Plan expires in December 1996, and there are no additional shares available under the plan for issuance of new stock options. The Committee has determined that it will be in the best interests of the Company to replace the 1986 Plan with the Alpha

Industries, Inc. 1996 Long-Term Incentive Plan (the "1996 Plan"), as set out below in this Proxy Statement. Under the 1986 Plan, the Committee has awarded nonqualified stock options, incentive stock options and restricted stock awards. Restricted stock awards involve the issuance of shares of Common Stock which may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part if the employee leaves the Company. Each of these incentives will be available under the 1996 Plan. Options and restricted share awards provide a method of tying the value of the executive's compensation to the value of the Company's stock.

The Company also permits executives and other employees to purchase Company stock through the Employee Stock Purchase Plan at a discount. Under the S & R Plan, the Company can also match a portion of the contributions of executives and other employees with grants of Company stock.

The stock ownership afforded under the 1986 Plan, the 1996 Plan (if approved by the stockholders), the Stock Purchase Plan and the S & R Plan allows executives to acquire a significant, long-term stock ownership position in the Company, which serves to align the executives' interests with stockholders' interests.

The final component of executive compensation provides executives with deferred income. Executives designated by the Compensation Committee participate in the Long-Term Compensation Plan and the Executive Compensation Plan which are discussed under "Long-Term Compensation Plan" and "Executive Compensation Plan" above. Executives may also participate in the S & R Plan.

Report Submitted By:  Compensation Committee - Sidney Topol, Raymond Shamie

Performance Graph

The following graph shows the yearly change in the Company's cumulative total stockholder return for fiscal years ended March 29, 1992, March 28, 1993, April 3, 1994, April 2, 1995 and March 31, 1996, based upon the market price of the Company's Common Stock, compared with: (i) the cumulative total return on the Standard & Poor's 500 Index, (ii) the Standard & Poor's Technology 500 Index, and (iii) an industry peer index consisting of the following companies: Anaren Microwave, Inc., Electromagnetic Sciences, Inc., Frequency Electronics, Inc., General Microwave Corporation, Watkins-Johnson Company and Western Microwave, Inc. In the past, the performance graph has presented an industry peer group that included the companies above and M/A-COM, Inc. However, M/A-COM is no longer a traded company, so the Company has made the decision to present a comparison with an index that will not be subject to disruption in this manner. The peer group is presented in this graph solely for comparison purposes.

                 [Table in Place of Graph]
           COMPARISON OF CUMULATIVE TOTAL RETURN

                1991   1992    1993    1994    1995    1996
                ----  ------  ------  ------  ------  ------
Alpha Ind.       100   61.29   74.19   80.65  290.32  224.18

Peer Group       100   87.29   83.66  109.28  163.32  169.26

S&P Tech 500     100  102.33  112.44  132.25  167.36  225.95

S&P 500          100  111.04  127.95  129.84  150.05  198.22


The above graph assumes a total initial investment of $100 and shows a "Total Return" that assumes reinvestment of dividends and is based on market capitalization at the beginning of each period.

                                  PROPOSAL 2

                    APPROVAL OF THE ALPHA INDUSTRIES, INC.
                         1996 LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Company's 1996 Long-Term Incentive Plan (the "1996 Plan"), to replace the 1986 Long-Term Incentive Plan, which will expire in December 1996. There are no remaining shares available for issuance of new stock options under the 1986 Plan. Since the date on which the Board of Directors approved the 1996 Plan, options to purchase 69,500 shares of the Company's Common Stock have been granted to employees of the Company, including David Aldrich, all with an exercise price of $9.375 per share. The options were granted subject to stockholder approval of the 1996 Plan and have a five year vesting schedule.

The following is a summary description of the 1996 Plan and is qualified in its entirety by reference to the full text of the 1996 Plan, which is set forth as Exhibit A to this Proxy Statement.

Purposes. The 1996 Plan is intended to provide employees and other persons who are in a position to contribute to the long-term success of the Company with long-term incentives and rewards, to assist the Company in attracting and retaining executives and key employees with requisite experience and ability and to associate more closely the interests of such executives and key employees with those of the Company's stockholders.

Administration. The 1996 Plan will be administered by the Compensation Committee (the "Committee"). The Committee will serve at the pleasure of the Board of Directors which may discharge any member, appoint new members or fill vacancies. To the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, no member of the Committee while a member thereof is eligible to participate in the 1996 Plan nor may any person be appointed to the Committee unless he was not eligible to participate in the 1996 Plan or any other plan of the Company at any time within one year prior to such appointment.

Stock Available for Awards. Subject to stockholder approval, a maximum of 600,000 shares of Common Stock will be available for issuance under the 1996 Plan. The shares of Common Stock to be delivered under the 1996 Plan may be either authorized but unissued shares or treasury shares. Any shares subject to an option under the 1996 Plan which for any reason terminates, is cancelled or otherwise expires unexercised, any shares reacquired by the Company due to restrictions imposed on the shares, shares returned because payment is made under the 1996 Plan in Common Stock of equivalent value rather than in cash, and shares reacquired from a recipient for any other reason, shall no longer count towards the aggregate number of shares which may be the subject of stock options or restricted share awards and such number of shares may be subject to further awards under the 1996 Plan.

Eligibility; Grant of Awards. Subject to the terms of the 1996 Plan, the Committee has the authority and sole discretion to determine those key employees and other individuals eligible to participate in the 1996 Plan, select to whom awards will be granted, determine the size and form of awards and the times that awards are to be granted, establish the terms under which awards will be made and make or alter any restrictions or conditions on any award and adopt such rules and regulations, establish, define and interpret other terms and conditions and make all other determinations necessary or desirable for the administration of the 1996 Plan. Under the 1996 Plan, the Company may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), other options which are not qualified as incentive stock options ("nonqualified stock options") and restricted share awards. Incentive stock options may only be granted to employees.

Stock Option Awards; Price; Exercise; Restrictions. Stock options are rights to purchase shares of the Company's Common Stock at a fixed price for a predetermined period of time. The 1996 Plan authorizes the Committee to determine the number of shares of Common Stock to be covered by each option, the purchase or exercise price of stock subject to such stock options and the term of each stock option, which may not be longer than ten (10) years after the date of grant. The exercise price may not be less than par value in the case of nonqualified stock options. It may not be less than the greater of fair market value at the time of grant of such stock option or par value in the case of incentive stock options. The purchase price must be paid in full upon exercise either in cash or, at the Committee's discretion, by delivery of shares of Common Stock, any other property or any combination of cash, stock and other property. No stock option or any rights or interests of the recipient therein may be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of a recipient, a stock option may be exercisable only by the recipient thereof. The aggregate fair market value of the Common Stock (at the time of grant of any incentive stock option) with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all plans of the Company and any subsidiaries may not exceed $100,000. At the Committee's discretion, the Common Stock issued pursuant to stock options granted under the 1996 Plan may be subject to restrictions on vesting or transferability.

Stock Option Awards; Rights in the Event of Termination or Death. In the event of the death, retirement or permanent disability of the recipient of a stock option, the stock option may be exercised by the recipient or the recipient's estate, to the extent exercisable on the date of death, disability or retirement, provided that the period during which an incentive stock option may be exercised shall not extend beyond the earlier of one year from the date of such death, disability or retirement or the expiration date of the stock option. If the recipient's employment is terminated for reasons other than death, retirement or permanent disability, the period during which an incentive stock option may be exercised shall not extend beyond three months after the recipient leaves the Company, to the extent such stock option was exercisable on the date of termination.

Restricted Share Awards. Restricted share awards are grants of restricted shares. Restricted shares may be issued for any lawful consideration and on such other terms as the Committee may determine. Restricted shares are held by the recipient subject to certain restrictions on disposition which lapse over time. With the consent of the Committee, restricted shares as to which restrictions have not yet lapsed may be pledged or otherwise encumbered to secure borrowing.

Restricted Share Awards; Rights in the Event of Termination or Death. In the event of the recipient's termination of employment for any reason except death, retirement or permanent disability, the Company may repurchase all or a portion of the restricted shares as to which restrictions have not already lapsed for the recipient's original acquisition price, if any. The restrictions against disposition and the obligation of resale to the Company will lapse as to any restricted shares that the Company declines to purchase. Upon the death, retirement or permanent disability of the recipient of a restricted share award, the restrictions against disposition and the obligation of resale to the Company of the restricted shares as to which such restrictions and obligations have not otherwise lapsed will immediately lapse.

Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Company or any parent, subsidiary or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the 1996 Plan. The Company will indemnify the members of the Board of Directors, the members of the Committee and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

Amendment or Termination of the 1996 Plan. The Board of Directors may at any time, amend, suspend or terminate the 1996 Plan; provided, however, that (to the extent stockholder approval is required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or by the Internal Revenue Code, as amended) neither the Board of Directors nor the Committee may materially increase the benefits accruing to participants in the 1996 Plan, increase the number of shares of Common Stock reserved for purposes of the 1996 Plan, extend the term of the 1996 Plan, materially modify the requirements to be a participant in the 1996 Plan or otherwise modify the 1996 Plan in any other way or manner requiring the approval of the stockholders without such approval and compliance with any applicable law, rules or regulations. No amendment, suspension or termination of the 1996 Plan may affect the rights of a participant to whom an award has been granted without such participant's consent.

Share Adjustments. If there is any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving Corporation in any transaction, the Board of Directors of the surviving Corporation, or its designee) in the aggregate number and kind of shares subject to the 1996 Plan, and the number and kind of shares and the price per share subject to outstanding options and restricted shares.

Duration of the 1996 Plan. Subject to stockholder approval of the 1996 Plan, awards may be made under the 1996 Plan for a period of ten years ending on June 14, 2006. The period during which a stock option or other award may be exercised, however, may extend beyond that time.

Federal Income Tax Consequences of the 1996 Plan. The following general discussion of the Federal income tax consequences of options and restricted share awards granted under the 1996 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service (the "IRS"). This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1996 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1996 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Federal Tax Consequences of Nonqualified Options Under the 1996 Plan. An option holder will not recognize any taxable income upon the grant of a nonqualified option under the 1996 Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date, or (b) the recipient is an officer or director of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock, then there may be a different tax result. In either case, the recognition of income by the option holder will be postponed. In general, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the stock becomes "freely transferable" or not subject to "risk of forfeiture" in the case of stock on which the Company has imposed restrictions. The IRS regulations have not yet been amended to conform with the latest rules under
Section 16(b). However, it is generally anticipated that the Recognition Date will be the earlier of (i) six months after the date the option was granted, or
(ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date.

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option.

An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Incentive Stock Options Under the 1996 Plan. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or
(ii) the amount actually realized over (b) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of fair market value of the shares on the date of exercise over the option exercise price.

As noted previously, the tax result may change if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date, or (b) the recipient is an officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares purchased pursuant to nonqualified stock options granted under the 1996 Plan, including the ability to make a Section 83(b) election.

In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

Restricted Share Awards Under the 1996 Plan. The 1996 Plan provides for restrictions on the Restricted Shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date. In addition, the recipient may be an officer or director of the Company subject to Section 16(b). In either of these situations, the tax treatment will be delayed until the restrictions lapse, as described above for nonqualified options. At that time, the recipient will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount that the recipient is required to pay (if anything). It is possible that if the Company permits the holder of Restricted Shares to pledge the shares as security for a loan, then the restrictions will be considered to have lapsed at the time of such a pledge.

Alternatively, the recipient will be eligible to file a Section 83(b) election to be taxed at the time the shares are received, rather than when the restrictions lapse. The rules for making a Section 83(b) election are described above in the section discussing nonqualified options.

Upon a subsequent sale of the shares, long-term or short-term gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date they were acquired (if a Section 83(b) election was filed) or the date the restrictions lapse (if no election was filed).

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the recipient, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

Vote Required to Adopt the 1996 Incentive Stock Plan

An affirmative vote by the holders of a majority of the Common Stock present or represented at the Meeting and entitled to vote is required to approve the proposal to adopt the 1996 Long-Term Incentive Plan.

The Board of Directors recommends that the stockholders vote "FOR" the proposed adoption of the 1996 Long-Term Incentive Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scientific Components Corporation, currently the record holder of 15.8% of the Company's Common Stock, is a customer of the Company. During the fiscal year ended March 31, 1996, Scientific Components Corporation purchased approximately $4,300,000 of the Company's products in the ordinary course of business. See "PROPOSAL 1 - ELECTION OF DIRECTORS - Securities Beneficially Owned by Certain Persons".


                             OTHER PROPOSED ACTION

As of the date hereof, the management of the Company knows of no business to come before the Meeting other than the election of directors and the approval of the 1996 Long-Term Incentive Plan. However, if any other business should properly be presented to the Meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons holding the proxies.

                                 OTHER MATTERS

Voting Procedures

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The two nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required for the approval of Proposal 2.

Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to approve the 1996 Plan even though the stockholders so abstaining intends a
different interpretation.   Shares of Common Stock held of record by brokers who
do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposal to adopt the 1996 Plan.

Relationship With Independent Public Accountants

The Board of Directors has appointed KPMG Peat Marwick LLP as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 30, 1997. Such firm and its predecessors have served continuously in that capacity since 1974.

A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report On Form 10-K

Copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, Alpha Industries, Inc. at 20 Sylvan Road, Woburn, Massachusetts 01801.

Stockholder Proposals

Proposals which stockholders wish to include in the Company's proxy materials relating to its 1997 Annual Meeting of Stockholders must be received by the Company no later than April 2, 1997.

                                                                       EXHIBIT A
                             ALPHA INDUSTRIES, INC.

                         1996 LONG-TERM INCENTIVE PLAN
                         -----------------------------

Section I.  Purpose of the Plan.
            -------------------

The purposes of this Alpha Industries, Inc. 1996 Long-term Incentive Plan (the "1996 Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of Alpha Industries, Inc. (the "Corporation") and its subsidiaries (if any), and any other persons other than non-employee directors (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation's stockholders. Notwithstanding the foregoing, if
Section 16, as defined in Section II, is applicable to the Corporation, then any director of the Corporation who is, or within the past year was, a member of the Committee, as defined in paragraph (a) of Section III, shall not be eligible to receive any Stock Options.

Section II.   Definitions.
              -----------

"Code" is the Internal Revenue Code of 1986, as it may be amended from time to
 ----
time.

"Common Stock" is the $.25 par value common stock of the Corporation.
 ------------

"Committee" is defined in Section III, paragraph (a).
 ---------

"Corporation" is defined in Section I.
 -----------

"Corporation ISOs" are all stock options (including 1996 Plan ISOs) which
- ----------------
     (i) are Incentive Stock Options and (ii) are granted under any plans (including this 1996 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

"Employee Participants" is defined in Section I.
 ---------------------

"Fair Market Value" of any property is the value of the property as reasonably
 -----------------
     determined by the Committee.

"Free Shares" are Restricted Shares as to which the restrictions against
 -----------
     disposition and the obligation of resale to the Corporation have lapsed.

"Incentive Stock Option" is a stock option which is treated as an incentive
 ----------------------
     stock option under Section 422 of the Code.

"1996 Plan" is defined in Section I.
 ---------

"1996 Plan ISOs" are Stock Options which are Incentive Stock Options.
 --------------

"Non-employee Participants" is defined in Section I.
 -------------------------

"Non-qualified Option" is a Stock Option which does not qualify as an Incentive
 --------------------
     Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

"Parent Corporation" has the meaning provided in Section 424(e) of the Code.
 ------------------

"Participants" are all persons who are either Employee Participants or Non-
- ------------
     employee Participants.

"Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of
 ------------------------------
     the Code.

"Restricted Share Awards" are grants of Restricted Shares.
 -----------------------

"Restricted Shares" are shares of Common Stock acquired by a Participant subject
 -----------------
     to the restrictions set forth in Section IV.

"Section 16" means Section 16 of the Securities Exchange Act of 1934, as
 ----------
     amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

"Stockholder Approval" means the affirmative vote of at least a majority of the
 --------------------
     shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law. Awards may be made hereunder prior to the date of, but subject to, such approval.

"Stock Options" are rights granted pursuant to this 1996 Plan to purchase shares
 -------------
     of Common Stock at a fixed price.

"Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.
 ----------------------

"Ten Percent Stockholder" means, with respect to a 1996 Plan ISO, any individual
 -----------------------
     who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1996 Plan ISO is granted.

Section III.  Administration.
              --------------

(a)  The Committee.  This 1996 Plan shall be administered by a compensation
     -------------
committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Section 16, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), (i) the Committee shall consist of at least two members of the Board of Directors and (ii) to the extent required by Rule 16b-3 promulgated under the Act, no member of the Committee while a member thereof shall be eligible to participate in this Plan, nor may any person be appointed to the Committee unless he was not eligible to participate in this 1996 Plan or any other plan of the Corporation at any time within the one-year period immediately prior to such appointment.

(b)  Authority and Discretion of the Committee.  Subject to the express
     -----------------------------------------
provisions of this 1996 Plan and provided that all actions taken shall be consistent with the purposes of this 1996 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants;
(ii) select the Participants to whom awards shall be granted under this 1996 Plan; (iii) determine the size and the form of the award or, if any, to be granted to any Participant; (iv) determine the time or times such awards shall be granted including the grant of Stock Options and Restricted Share Awards in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such awards; and (vii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1996 Plan. Notwithstanding any provision of this 1996 Plan to the contrary, only Employee Participants shall be eligible to receive 1996 Plan ISOs.

(c) Applicable Law.  This 1996 Plan, and all awards shall be governed by the law
    --------------
of the state in which the Corporation is incorporated.

Section IV.  Awards.
             ------

Awards under this 1996 Plan may include Stock Options and Restricted Share Awards, all as described herein.

(a) Stock Options.
    -------------

    (i) Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1996 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

    (ii) Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1996 Plan ISOs, the term of any such 1996 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1996 Plan ISO that in the event of the Permanent and Total Disability or Death of the Participant, the 1996 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or Death. In no event may a 1996 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1996 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

    (iii) The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (A) in cash, (B) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (C) any other property (valued at its Fair Market Value on the date of such exercise), or (D) any combination of cash, stock and other property, with any payment made pursuant to clauses (B), (C) or
(D) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 1996 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1996 Plan ISO, provided that in the case of 1996 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1996 Plan ISO.

    (iv) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Stock Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the option with respect to such stock is granted. For the purposes of this limitation, options shall be taken into account in the order granted.

    (v) At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

(b)  Restricted Share Awards.  Restricted Shares may be issued for any lawful
     -----------------------
     consideration and on such terms as may be determined by the Committee, subject to the restrictions described in the following subsections.

    (i) Restricted Shares may not be sold, transferred or otherwise disposed of, pledged or otherwise encumbered, except (A) if they become Free Shares in accordance with their terms and the terms of this 1996 Plan, (B) if the Corporation declines to repurchase such shares, as provided in this paragraph, or (C) as provided in paragraph (g) of Section VII. In the event of the recipient's termination of employment for any reason except death, retirement or permanent disability, Restricted Shares which have not become Free Shares shall be delivered to the Corporation within 30 days following such termination. Within 60 days following a timely delivery of said shares, the Corporation may repurchase all or a portion of said shares by paying to the recipient the original acquisition price, if any, for the number of shares that the Corporation elects to purchase, and the Corporation will return to the recipient any shares not so purchased. The restrictions against disposition and the obligation of resale to the Corporation shall lapse as to any shares which the Corporation declines to purchase. Any of such shares which are not delivered to the Corporation within 30 days following the termination of employment shall be deemed void for all corporate purposes, and shall remain subject to the restrictions imposed thereon which restrictions shall not lapse as otherwise provided. Nothing in this Section shall require the Company to repurchase Restricted Shares issued to Participants under the 1996 Plan.

    (ii) Upon the occurrence of the earlier of the death, retirement or permanent disability of the recipient of a Restricted Share Award, the restrictions against disposition and the obligation of resale to the Corporation of shares as to which such restrictions and obligations have not otherwise lapsed shall immediately lapse.

    (iii) In addition to or in lieu of the terms provided in paragraph (b)(ii) above, the Committee may, in its discretion, provide terms pursuant to which Restricted Shares issued to a Participant shall become Free Shares. In this regard, the Committee may, in its discretion, provide that the Restricted Shares shall immediately become Free Shares upon issuance. Such terms shall be incorporated into the terms of the Restricted Share Award at the time of the granting of the award, and may also be made a part of an agreement between the Corporation and the recipient at the time of the transfer of the Restricted Shares.

    (iv) Certificates issued in respect of Restricted Shares awarded under the 1996 Plan shall be registered in the name of the recipient but shall bear the following legend if such Restricted Shares do not immediately become Free
Shares:

     "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Alpha Industries, Inc. 1996 Long-Term Incentive Plan and in a repurchase agreement executed pursuant thereto. Copies of said plan and agreement are on file in the office of the Treasurer of the Company at the Company's offices in Woburn, Massachusetts."

    (v) In order to enforce the restrictions, terms and conditions on Restricted Shares, the Committee may in its discretion require each recipient thereof, immediately upon receipt of a certificate or certificates representing such shares, to deposit such certificates together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Corporation as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.

Section V.  Amendment and Termination; Adjustments Upon Changes in Stock.
            ------------------------------------------------------------

(a) The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1996 Plan in whole or in part; provided, however, that, to the extent required by Section 16(b)(3) of the Act and the Internal Revenue Code, as amended, neither the Board of Directors nor the Committee may amend or modify the definition of Employee Participants, materially increase the benefits accruing to Participants, increase the number of shares of Common Stock reserved for purposes of this 1996 Plan, extend the term of this 1996 Plan, materially modify the requirements to be a Participant in this 1996 Plan, or otherwise modify this 1996 Plan in any other way or manner requiring the approval of the Stockholders under the Code, or rules and regulations thereunder, or Section 16, if applicable to the Corporation, without Stockholder Approval and compliance with any applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this 1996 Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1996 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1996 Plan ISO.

(b) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of Restricted Shares and unexpired Stock Options, for the substitution of new options for, or the assumption by another corporation of, any Restricted Shares or unexpired Stock Options then outstanding hereunder.

(c) If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Stock Options and repurchase price of outstanding Restricted Shares and in the number and kind of shares as to which outstanding Stock Options shall be exercisable.

(d) In the event of a transaction of the type described in paragraphs (b) and (c) above, the total number of shares of Common Stock on which Stock Options or as to which Restricted Shares may be granted under this 1996 Plan shall be appropriately adjusted by the Board of Directors.

Section VI.  Shares of Stock Subject to the Plan.
             -----------------------------------

The number of shares of Common Stock that may be the subject of awards under this 1996 Plan shall not exceed an aggregate of 600,000 shares. Shares to be delivered under this 1996 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is cancelled or otherwise expires unexercised, shares reacquired by the Corporation because restrictions do not lapse and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options and Restricted Shares issued hereunder, and such number of shares shall be subject to further awards under this 1996 Plan.

Section VII.  Miscellaneous Provisions.
              ------------------------

(a)  Indemnity.  Neither the Board of Directors nor the Committee, nor any
     ---------
members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1996 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

(b)  Participation by Foreigners.  Without amending this 1996 Plan, except to
     ---------------------------
the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

(c)  Rights of Recipients of Awards.  The holder of any Stock Option granted
     ------------------------------
under the 1996 Plan shall have no rights as a stockholder of the Corporation with respect thereto unless and until certificates for shares are issued. Except as otherwise provided herein, the holder of Restricted Shares will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a stockholder of record.

(d)  Assignment of Stock Options.  No Stock Option or Restricted Shares or any
     ---------------------------
rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Stock Option shall be exercisable only by, or payable only to, the recipient thereof.

(e)  Legal and Other Requirements.  No shares of Common Stock shall be issued or
     ----------------------------
transferred upon grant or exercise of any award under the 1996 Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the 1996 Plan have been complied with to the satisfaction of the Committee. Furthermore, the Corporation is not obligated to register or qualify Restricted Shares or the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

(f)  Withholding of Taxes.  Pursuant to applicable federal, state, local or
     --------------------
foreign laws, the Corporation may be required to collect income or other taxes upon the grant of awards to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the issuance of Restricted Shares or the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

(g)  Pledge of Shares.  Notwithstanding restrictions against disposition of any
     ----------------
award made pursuant to the 1996 Plan, the Committee, in its discretion, may permit any shares acquired under the 1996 Plan to be pledged or otherwise encumbered to secure borrowing by the recipient thereof solely for the purpose of obtaining the acquisition price to be paid for such shares, provided, that the amount of such borrowing may not exceed the acquisition price of such shares, and the recipient must provide the Corporation with a copy of the documents executed in connection with such borrowing. Any borrowing made by the recipient of an award pursuant to this paragraph (g) must permit the Corporation to repay the outstanding indebtedness and reacquire the pledged shares in the event of a default by the recipient under the borrowing documents. Nothing in this paragraph (g) shall require the Corporation to repay any indebtedness of a Participant or reacquire shares pledged hereunder.

(h)  Right to Awards.  No employee of the Corporation or other person shall have
     ---------------
any claim or right to be a Participant in this 1996 Plan or to be granted an award hereunder. Neither this 1996 Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the 1996 Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

Section VIII.  Effective Date and Term of this Plan.
               ------------------------------------

Provided there is Stockholder Approval on or before June 14, 1997, the effective date of this 1996 Plan is June 14, 1996 (the "Effective Date") and awards under this 1996 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option or other award may be exercised may extend beyond that time as provided herein.

- -------------------------------------------------------------------------------
                            ALPHA INDUSTRIES, INC.
                                     PROXY


The undersigned hereby appoints George S. Kariotis and Donald E. Paulson, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Alpha Industries, Inc. to be held on September 9, 1996, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the election of directors, and the proposal to approve the 1996 Long-Term Incentive Plan, as more fully described in the notice of and proxy statement for the meeting, in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND IN FAVOR OF PROPOSAL 2.



           Continued, and to be Signed, on reverse side            ------------
   (Please fill in the reverse side and mail in enclosed envelope) SEE REVERSE
                                                                      SIDE
                                                                   ------------
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
 A [X] Please mark your votes as in this example.


                                              THE BOARD OF DIRECTORS RECOMMENDS
                                                  A VOTE FOR THE NOMINEES AS
                           WITHHOLD AUTHORITY      DIRECTORS AND FOR PROPOSAL 2.
                  FOR          FROM BOTH
             BOTH NOMINEES      NOMINEES
Election of                                             2. Approval of the 1996
 Director       [_]               [_] Nominees:            Long-Term Incentive
                                                           Plan.
                                 Sidney Topol
                                 Martin J. Reid           FOR  AGAINST  ABSTAIN

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      [_]    [_]      [_]
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED BELOW)
                                              MARK HERE        MARK HERE
- --------------------------------------------  FOR ADDRESS      IF YOU PLAN
                                              CHANGE AND  [_]  TO ATTEND   [_]
                                              NOTE AT          THE MEETING
                                              LEFT



Signature: ______________ Date ______ Signature _______________  Date _______
(Signature should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their names when signing)

- --------------------------------------------------------------------------------